  EXHIBIT 99.1

GEE Group’s SNI Companies wins Inavero’s Best of Staffing® 2018 for Client and Talent Satisfaction

NAPERVILLE, IL / ACCESSWIRE / February 20, 2018 / GEE Group Inc. (NYSE American: JOB) the “Company” or “GEE GROUP”), a provider of professional staffing services and solutions, announced today that the four main divisions of its SNI Companies subsidiary won Inavero’s 2018 Best of Staffing® Awards. Of their main divisions, Accounting Now, SNI Financial and SNI Technology are proud winners of Inavero’s Best of Staffing® Client and Talent Awards and Staffing Now is the proud winner of Inavero’s Best of Staffing® Client Award. Presented in partnership with CareerBuilder, Inavero’s Best of Staffing winners have proven to be industry leaders in service quality based entirely on ratings by their clients and the employees they’ve helped find jobs. On average, clients of winning agencies are 2.3 times more likely to be completely satisfied, and job seekers who work with winning agencies are 1.7 times more likely to be completely satisfied with the services provided compared to those working with non-winning agencies. Less than 2% of all staffing agencies in the U.S. and Canada have earned the Best of Staffing Award for service excellence.

"With a tight labor market and growing economy, finding the right recruiting partners is critical to success,” said Inavero’s CEO Eric Gregg. “Best of Staffing winners provide consistently remarkable service to their clients and job candidates, and I couldn’t be more proud to feature them on BestofStaffing.com.”

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

About Inavero

The Inavero team administers more staffing agency client and talent satisfaction surveys than any other firm in the world, reporting on more than 1.2 million satisfaction surveys from staffing agency clients and job seekers each year. Committed to delivering ongoing value to the industry, Inavero is proud to serve as the American Staffing Association’s exclusive service quality partner.

About Best of Staffing

Inavero’s Best of Staffing® Award is the only award in the U.S. and Canada that recognizes staffing agencies that have proven superior service quality based entirely on ratings provided by their clients and job candidates. Award winners are showcased by city and area of expertise on BestofStaffing.com – an online resource for hiring professionals and job seekers to find the best staffing agencies to call when they are in need.

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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